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                                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 12.0
                                                                                                       (Page 1 of 2)
                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               -------------------------------------------------
                                     (Amounts in thousands, except ratios)

                                                   (Unaudited)

                                                  FOR THE
                                              NINE MONTHS ENDED               FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                            ---------------------    ----------------------------------------------------
                                            SEPT. 30,   SEPT. 30,
                                              2000        1999         1999       1998       1997       1996      1995
                                            ---------   ---------    ----------------------------------------------------
EARNINGS AVAILABLE FOR FIXED
  CHARGES:
Income from continuing operations
  before income taxes, cumulative
  effect of changes in accounting
  principles and extraordinary items        $  81,904   $  19,024    $170,164   $459,446   $425,082   $536,756   $504,668
Less (plus) minority interest and
  undistributed income (loss) of
  less-than-majority-owned affiliates,
  net                                             451         520         145       (165)      (144)       303        (36)
Add:
  Interest expense                            102,926      88,491     131,609    110,833     90,130    100,226    102,983
  Appropriate portion of rents (c)              9,091       8,919      11,974     16,262     17,665     19,527     19,450
                                            ---------   ---------    --------   --------   --------   --------   --------
Earnings available for fixed
  charges                                   $ 194,372   $ 116,954    $313,892   $586,376   $532,733   $656,812   $627,065
                                            =========   =========    ========   ========   ========   ========   ========

FIXED CHARGES:
  Interest expense                          $ 102,926   $  88,491    $131,609   $110,833   $ 90,130   $100,226   $102,983
  Capitalized interest                             74         227         527        993        991      1,789        693
  Appropriate portion of rents (c)              9,091       8,919      11,974     16,262     17,665     19,527     19,450
                                            ---------   ---------    --------   --------   --------   --------   --------
  Fixed charges                             $ 112,091   $  97,637    $144,110   $128,088   $108,786   $121,542   $123,126
                                            =========   =========    ========   ========   ========   ========   ========

Ratio of earnings to fixed charges               1.73X       1.20X       2.18X      4.58X      4.90X      5.40X      5.09X
                                            =========   =========    ========   ========   ========   ========   ========

(a)  Although Mattel merged with The Learning Company, Inc. ("Learning Company") in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment is being reported as a discontinued operation effective March 31, 2000.

(b)  The ratio of earnings to fixed charges for 1995 through 1997 have been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(c)  Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

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

                                          MATTEL, INC. AND SUBSIDIARIES                                EXHIBIT 12.0
                                                                                                       (Page 2 of 2)
                              COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                                    CHARGES AND PREFERRED STOCK DIVIDENDS
                              --------------------------------------------------
                                     (Amounts in thousands, except ratios)

                                                  (Unaudited)

                                                  FOR THE
                                              NINE MONTHS ENDED               FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                            ---------------------    ----------------------------------------------------
                                            SEPT. 30,   SEPT. 30,
                                              2000        1999         1999       1998       1997       1996      1995
                                            ---------   ---------    ----------------------------------------------------
EARNINGS AVAILABLE FOR FIXED
  CHARGES:
Income from continuing operations
  before income taxes, cumulative
  effect of changes in accounting
  principles and extraordinary items        $  81,904   $  19,024    $170,164   $459,446   $425,082   $536,756   $504,668
Less (plus) minority interest and
  undistributed income (loss) of
  less-than-majority-owned affiliates,
  net                                             451         520         145       (165)      (144)       303        (36)
Add:
  Interest expense                            102,926      88,491     131,609    110,833     90,130    100,226    102,983
  Appropriate portion of rents (c)              9,091       8,919      11,974     16,262     17,665     19,527     19,450
                                            ---------   ---------    --------   --------   --------   --------   --------
Earnings available for fixed
  charges                                   $ 194,372   $ 116,954    $313,892   $586,376   $532,733   $656,812   $627,065
                                            =========   =========    ========   ========   ========   ========   ========


FIXED CHARGES:
  Interest expense                          $ 102,926   $  88,491    $131,609   $110,833   $ 90,130   $100,226   $102,983
  Capitalized interest                             74         227         527        993        991      1,789        693
  Dividends - Series B preferred stock              -           -           -          -      2,537      3,406      3,200
  Dividends - Series C preferred stock              -       3,980       3,980      7,960      7,968      3,985          -
  Dividends - Series F preference stock             -           -           -          -          -          -      3,342
  Appropriate portion of rents (c)              9,091       8,919      11,974     16,262     17,665     19,527     19,450
                                            ---------   ---------    --------   --------   --------   --------   --------
  Fixed charges                             $ 112,091   $ 101,617    $148,090   $136,048   $119,291   $128,933   $129,668
                                            =========   =========    ========   ========   ========   ========   ========
Ratio of earnings to combined fixed
  charges and preferred stock dividends          1.73X       1.15X       2.12X      4.31X      4.47X      5.09X      4.84X
                                            =========   =========    ========   ========   ========   ========   ========

(a)  Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment is being reported as a discontinued operation effective March 31, 2000.

(b)  The ratio of earnings to fixed charges for 1995 through 1997 have been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(c)  Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

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